Exhibit 10.1.2

FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER, dated as of December 28, 2005 (this “Amendment and Waiver”), to the Credit Agreement, dated as of October 14, 2004 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among SEROLOGICALS CORPORATION (the “Borrower”), the several lenders from time to time parties thereto, LASALLE BANK NATIONAL ASSOCIATION, as Documentation Agent, BANK OF AMERICA, N.A., as Syndication Agent and JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent (the “Administrative Agent”).

WHEREAS pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Borrower; and

WHEREAS the Borrower has requested that the Credit Agreement be amended and waived in the manner provided for in this Amendment and Waiver, and the Lenders are willing to agree to such amendment and waiver as provided for herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein the parties hereto hereby agree as follows:

1.             Defined Terms. Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement.

2.             Waiver of Restricted Payment Default.  The Lenders hereby waive any Default or Event of Default, if any, under clause (c) or (d) of Section 8 of the Credit Agreement that may have arisen as a result of the Borrower’s repurchase of its common stock subsequent to the Closing Date in an aggregate amount in excess of $15,000,000, and any Default or Event of Default, if any, that may have arisen as a result of a breach by the Borrower of its obligations under Section 6.7(a) of the Credit Agreement related thereto.

3.             Amendment to Section 7.6.  Section 7.6(c) of the Credit Agreement is hereby amended by deleting the dollar amount “$15,000,000” therein and substituting in lieu thereof the following language:

“the sum of (i) $40,000,000 and (ii) 50% of Consolidated Net Income as at the end of the fiscal year of the Borrower ended January 1, 2006 and each subsequent fiscal quarter thereafter”

4.             No Other Amendments; Confirmation.  Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.  Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Loan Document in similar or different circumstances.

5.             Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof and after giving effect to the waivers and amendment contained herein:

(a)           each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date hereof, except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such date;

(b)           no Default or Event of Default has occurred and is continuing; and

(c)           the execution, delivery and performance by the Borrower of this Amendment and Waiver have been duly authorized by all necessary corporate and other action and does not and will not require any registration with, consent or approval of, notice to or action by, any person (including any Governmental Authority) in order to be effective and enforceable.

6.             Conditions Precedent to Effectiveness.  This Amendment and Waiver shall become effective on the date on which the Administrative Agent shall have received counterparts hereof duly executed and delivered by the Borrower and each Lender.

7.             Expenses.  The Borrower agrees to promptly pay and/or reimburse the Administrative Agent for its invoiced out-of-pocket expenses in connection with this Amendment and Waiver (including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, counsel for the Administrative Agent).

8.             Governing Law; Counterparts.  (a)  This Amendment and Waiver and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

(b)           This Amendment and Waiver may be executed by one or more of the parties to this Amendment and Waiver on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment and Waiver may be delivered by facsimile transmission of the relevant signature pages hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

SEROLOGICALS CORPORATION,

By:	/s/ Harold W. Ingalls
Name: Harold W. Ingalls
Title: Vice President, Finance & Chief Financial
Officer

JPMORGAN CHASE BANK, N.A. individually and as Administrative Agent

By:	/s/ B.B. Wuthrich
Name: B.B. Wuthrich
Title: Vice President

Signature page to the FIRST AMENDMENT TO THE CREDIT AGREEMENT AND WAIVER, dated as of December28, 2005 (this “Amendment and Waiver”), to the Credit Agreement, dated as of October 14, 2004 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among SEROLOGICALS CORPORATION (the “Borrower”), the LENDERS party thereto, LASALLE BANK NATIONAL ASSOCIATION, as Documentation Agent, BANK OF AMERICA, N.A., as Syndication Agent and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).

Bank of America, N.A.

By	/s/ [signature illegible]
Title: Senior Vice President

Signature page to the FIRST AMENDMENT TO THE CREDIT AGREEMENT AND WAIVER, dated as of December28, 2005 (this “Amendment and Waiver”), to the Credit Agreement, dated as of October 14, 2004 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among SEROLOGICALS CORPORATION (the “Borrower”), the LENDERS party thereto, LASALLE BANK NATIONAL ASSOCIATION, as Documentation Agent, BANK OF AMERICA, N.A., as Syndication Agent and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).

Regions Bank

By	/s/ W.R. Davis
Title: Vice President